EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign the Registration Statement of Cullen/Frost Bankers, Inc. and Cullen/Frost Capital Trust II on Form S-4 and any and all amendments thereto, including post-effective amendments, and any exhibits thereto and to file such Registration Statement and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ T. C. Frost T. C. Frost	Senior Chairman of the Board and Director	March 10, 2004

/s/ Richard W. Evans, Jr. Richard W. Evans, Jr.	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	March 10, 2004

/s/ R. Denny Alexander R. Denny Alexander	Director	March 10, 2004

/s/ Carlos Alvarez Carlos Alvarez	Director	March 10, 2004

/s/ Isaac Arnold, Jr. Isaac Arnold, Jr.	Director	March 10, 2004

Signatures	Title	Date

/s/ Royce S. Caldwell Royce S. Caldwell	Director	March 10, 2004

/s/ Harry H. Cullen Harry H. Cullen	Director	March 10, 2004

/s/ Eugene H. Dawson, Sr. Eugene H. Dawson, Sr.	Director	March 10, 2004

/s/ Ruben M. Escobedo Ruben M. Escobedo	Director	March 10, 2004

/s/ Patrick B. Frost Patrick B. Frost	Director	March 10, 2004

/s/ Joe R. Fulton Joe R. Fulton	Director	March 10, 2004

/s/ Preston M. Geren III Preston M. Geren III	Director	March 10, 2004

/s/ James L. Hayne James L. Hayne	Director	March 10, 2004

/s/ Karen E. Jennings Karen E. Jennings	Director	March 10, 2004

/s/ Richard M. Kleberg, III Richard M. Kleberg, III	Director	March 10, 2004

Signatures	Title	Date

/s/ Robert S. McClane Robert S. McClane	Director	March 10, 2004

/s/ Ida Clement Steen Ida Clement Steen	Director	March 10, 2004

/s/ Horace Wilkins, Jr. Horace Wilkins, Jr.	Director	March 10, 2004

/s/ Mary Beth Williamson Mary Beth Williamson	Director	March 10, 2004